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                          PENWEST PHARMACEUTICALS CO.



                PENWEST AGREES TO SELL ITS EXCIPIENT BUSINESS TO
           JOSEF RETTENMAIER HOLDING GMBH & CO. KG FOR $41.75 MILLION

                          EMPHASIZES STRATEGIC FOCUS ON
                DRUG DELIVERY TECHNOLOGY AND PRODUCT DEVELOPMENT


PATTERSON, NY, NOVEMBER 4, 2002 - Penwest Pharmaceuticals (NASDAQ: PPCO), a specialty pharmaceutical company focused on developing products based on innovative extended release drug delivery technologies, announced today that it has signed a definitive agreement to sell substantially all of the assets and properties that comprise its excipient business to privately held Josef Rettenmaier Holding GmbH & Co. KG ("Rettenmaier"), a global leader in the cellulosic and organic fiber products and manufacturing with a well-established excipients business, for $39.5 million in cash and a promissory note of $2.25 million. Penwest's Board of Directors has unanimously approved the transaction.

Penwest's excipient business, as distinct from its drug delivery business, develops, manufactures and sells the inactive ingredients used in tabletting pharmaceutical and nutritional products. The Company sells a wide range of branded excipient products, including Emcompress(R), Emcocel(R), Explotab(R) and Prosolv(TM), to pharmaceutical and nutritional companies worldwide.

Rettenmaier is expected to offer employment to all of Penwest's employees currently working for the excipient business and Stephen J. Berte, Jr. will continue as General Manager of the business. Rettenmaier will also take control of all related excipient facilities including the manufacturing facilities in Cedar Rapids, Iowa and Nastola, Finland, the corporate offices of the excipient business in Patterson, New York, and the sales offices in Europe.

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Tod R. Hamachek, Chairman and Chief Executive Officer of Penwest, said, "Over the past few years, we have increasingly turned our efforts towards expanding the Company's drug delivery pipeline through the development of pharmaceutical products internally and with third-party collaborators. We believe it is important to control the product development process in order to better control the product selection and subsequent development timelines, broaden our patent estate and participate more fully in the revenue stream from future product sales by assuming an equal or full share of development costs. This transaction with Rettenmaier is an important step in the continued financing of that strategy and will focus Penwest solely on growing our specialty pharmaceutical business.

"Despite Penwest's traditional strengths in tabletting ingredients, our excipient business is no longer a core focus for the Company. We are fortunate to have found the right fit with Rettenmaier, a dynamic and proven supplier in the industry, and we wish them the best of luck going forward."

Josef Otto Rettenmaier, part owner and Managing Director of Rettenmaier said, "We are very pleased to be acquiring Penwest's well recognized excipient product line. The combination of the Rettenmaier and Penwest excipient businesses will mean the broadest offering of tabletting ingredients for our customers. We look forward to welcoming Penwest's very capable excipient team into the Rettenmaier family."

The transaction is subject to Penwest shareholder approval, as well as customary conditions and is expected to close in the first quarter of 2003.

Penwest is a specialty pharmaceutical company utilizing proprietary drug delivery technologies to develop drugs internally and with third party collaborators. Penwest's pharmaceutical portfolio includes four marketed products utilizing its proprietary controlled release drug delivery technology, developed with collaborators such as Mylan Pharmaceuticals, Sanofi, Merck S.A. and Leiras that have been approved in various countries. In addition, the Company has several products in its pipeline that are in various stages of development, including the pain product oxymorphone, which the company is jointly developing with Endo Pharmaceuticals.


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The expanding development pipeline demonstrates the flexibility and broad applicability of its technology platform and Penwest's growing commitment to being a leader in the development of pharmaceutical products based on innovative drug delivery technologies.

Banc of America Securities LLC acted as financial advisor to Penwest in connection with the transaction. Hale and Dorr LLP acted as Penwest's legal advisor. Altium Capital AG and CFC Capital LLC acted as advisors to Rettenmaier in connection with the transaction. Alston & Bird LLP and Pollarth & Partner acted as Rettenmaier's legal advisors.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Penwest plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Penwest, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Penwest through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Penwest by contacting Jennifer L. Good, Penwest's Senior Vice President of Finance and Chief Financial Officer.

Penwest and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Penwest's directors and executive officers is contained in Penwest's Form 10-K for the year ended December 31, 2001 and its proxy statement dated May 9, 2002. As of October 30, 2002, Penwest's directors and executive officers beneficially owned approximately 1.7 million shares, or 10%, of Penwest's common stock.

CONFERENCE CALL
Tod Hamachek and Jennifer Good of Penwest will be holding a conference call on Monday, November 4th at 1:30 p.m. EST to discuss the transaction. The dial in


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number for this conference call is 800-450-0821. There is no passcode required for the live call. The title of the call is "Penwest Call". There will be a replay of the call for five days following the call. The passcode required to access the replay will be 658878.

PENWEST PHARMACEUTICALS CO.
Penwest is engaged in the development of pharmaceutical products utilizing its oral drug delivery technologies. Penwest's flagship technology is its proprietary TIMERx(R) controlled release delivery technology, which can be applied to a broad range of drugs.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transaction between Penwest and Rettenmaier, the expected timetable for completing the transaction, benefits and synergies of the transaction, and any other statements about Penwest's managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction. Such risks and uncertainties include the need for the Company to raise capital in order to fund increasing R&D spending and the risk that Penwest will not be able to raise such funds or will only be able to raise such funds on unfavorable terms; dependence on collaborators, and other third parties, to, among other things, sell products for which the Company receives royalties, file for regulatory approvals, and advance clinical development and commercialization of products; the ability to enter into additional collaborations; uncertainty of success of collaborations; the risk of patent litigation; regulatory risks relating to TIMERx(R) drugs in development; the timing of clinical trials; actual and potential competition; the timing and outcome of regulatory approval of products and the other factors described in Penwest's Annual Report on Form 10-K for the year ended December 31, 2001 and its most recent quarterly report filed with the SEC. Penwest disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.


PENWEST CONTACT:
Jennifer Good                       Colin Wheeler/Jim Fingeroth
Senior Vice President and           Kekst and Company
Chief Financial Officer             212-521-4800
845-878-8381
800-431-2457